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                                                                     Exhibit 5.1

                      [LETTERHEAD OF SCHIFF HARDIN & WAITE]

Robert J. Minkus
(312) 258-5584
rminkus@schiffhardin.com

                                  May 20, 2003

Northern Trust Corporation
50 South LaSalle Street
Chicago, Illinois 60675

Ladies and Gentlemen:

     We have acted as counsel to Northern Trust Corporation, a Delaware corporation (the "Corporation"), and NTC Capital III, NTC Capital IV and NTC Capital V, each of which is a Delaware statutory trust (each, a "Trust" and collectively, the "Trusts"), in connection with their filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission on May 20, 2003 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of the following securities of the Corporation and the Trusts with an aggregate initial offering price up to $500,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Corporation: (i) common stock of the Corporation (including related Preferred Stock Purchase Rights), par value $1.66 2/3 per share (the "Common Stock"); (ii) preferred stock of the Corporation, without par value (the "Preferred Stock"); (iii) senior and subordinated debt securities of the Corporation (the "Debt Securities"); (iv) stock purchase contracts of the Corporation (the "Stock Purchase Contracts"); (v) stock purchase units of the Corporation (the "Stock Purchase Units"); (vi) warrants of the Corporation to purchase Common Stock, warrants to purchase Preferred Stock and warrants to purchase Debt Securities (collectively, the "Warrants"); (vii) preferred securities of the Trusts (the "Preferred Securities") and (viii) guarantees with respect to the Preferred Securities (the "Guarantees") to be executed and delivered by the Corporation for the benefit of the holders from, time to time, of the Preferred Securities. The Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Warrants, Preferred Securities and Guarantees are collectively referred to herein as the "Offered Securities."

     The senior Debt Securities are to be issued under an indenture, to be entered into between the Corporation and JPMorgan Chase Bank, as trustee, in the form filed as Exhibit 4.1 to the Registration Statement (the "Senior Debt Indenture"). The subordinated Debt Securities are to be issued under the Junior Subordinated Indenture, dated as of January 1, 1997, between the Corporation and Bank One Trust Company, National Association (as successor to The First National Bank of Chicago), as trustee, filed as Exhibit 4(a) to the Corporation's Current Report on Form 8-K dated January 22, 1997 (the "Subordinated Debt Indenture"). Each such indenture is referred to as an "Indenture" and, together, as the "Indentures."

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Northern Trust Corporation
May 20, 2003
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     This opinion is being delivered in accordance with the requirements of Item
601(b)(5) of Regulation S-K under the Securities Act.

     In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

     In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Corporation and the Trusts,
(a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing the same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and
(e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of its respective obligations under, the documents executed or to be executed by each party thereto, other than the Corporation and the Trusts, do not violate any law, rule, regulation, agreement or instrument binding upon such party, (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Corporation and the Trusts, and (iii) that the execution and delivery by the Corporation and the Trusts of, and performance by each of them of its respective obligations under, such documents do not violate any law, rule, regulation, agreement or instrument binding upon the Corporation or the Trusts or require any consent or approval from or filing with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to those laws, rules and regulations of the states of Delaware, Illinois and New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type provided for by the documents executed or to be executed, but without our having made any special investigation with respect to any other laws, rules or regulations).

     Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with:

     1. With respect to any offering of Common Stock, when (i) an appropriate prospectus supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if

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Northern Trust Corporation
May 20, 2003
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the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and sale of the Common Stock and related matters; (iv) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Restated Certificate of Incorporation and By-laws of the Corporation, so as not to violate any applicable law or the Restated Certificate of Incorporation or By-laws of the Corporation or result in a default under a breach of any agreement or instrument binding upon the Corporation; and (v) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, with respect to the Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     2. With respect to any offering of shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and sale and the terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designations"); (iv) the filing of the Certificate of Designations with the Delaware Secretary of State has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Restated Certificate of Incorporation and the By-laws of the Corporation, including the Certificate of Designations, so as not to violate any applicable law or the Restated Certificate of Incorporation or By-laws of the Corporation or result in a default under or breach of any agreement or instrument binding upon the Corporation; and (vi) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor:
(1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable; and (2) if the Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Preferred Stock is in accordance with the terms of the Certificate of Designations.

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Northern Trust Corporation
May 20, 2003
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     3. With respect to any offering of any series of Debt Securities (the
"Offered Debt Securities"), when (i) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) in the case of the senior Debt Securities, the Senior Debt Indenture relating thereto has been executed and delivered; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and sale and the terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the relevant Indenture so as not to violate any applicable law or the Restated Certificate of Incorporation of the Corporation or By-laws of the Corporation or result in a default under or breach of any agreement or instrument binding upon the Corporation; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the relevant Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Debt Securities, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms; and (2) if the Offered Debt Securities are convertible or exchangeable into Common Stock or Preferred Stock, the Common Stock or Preferred Stock issuable upon conversion or exchange of the Offered Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Debt Securities is in accordance with the terms of the relevant Indenture and assuming, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State.

     4. With respect to any offering of Stock Purchase Contracts (the "Offered Stock Purchase Contracts"), when (i) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and sale and the terms of the Offered Stock Purchase Contracts and related matters, including adoption of the Stock Purchase Contract Agreement for the Offered Stock Purchase Contracts; (iv) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Restated Certificate of Incorporation or By-laws of the Corporation so as not to violate any applicable law or the Restated Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Corporation; and

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Northern Trust Corporation
May 20, 2003
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(v) the Stock Purchase Contract Agreement has been duly executed and duly delivered and certificates representing the Offered Stock Purchase Contracts have been duly executed, authenticated, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Corporation; and (2) the Common Stock issuable upon settlement of the Offered Stock Purchase Contracts will be duly authorized, validly issued, fully paid and nonassessable, assuming the Offered Stock Purchase Contracts are settled in accordance with the terms of the Stock Purchase Contract Agreement.

     5. With respect to any offering of Stock Purchase Units (the "Offered Stock Purchase Units"), when (i) an appropriate prospectus supplement with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and sale and the terms of the Offered Stock Purchase Units and related matters, including the adoption of the Stock Purchase Unit Agreement for the Offered Stock Purchase Units; (iv) the terms of the Offered Stock Purchase Units and of their issuance and sale have been duly established in conformity with the Restated Certificate of Incorporation or By-laws of the Corporation so as not to violate any applicable law or the Restated Certificate of Incorporation or By-laws of the Corporation or result in a default under or breach of any agreement or instrument binding upon the Corporation; and (v) the Stock Purchase Unit Agreement has been duly executed and duly delivered and certificates representing the Offered Stock Purchase Units have been duly executed, authenticated, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Stock Purchase Units, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Corporation; and (2) the Common Stock issuable upon settlement of the Offered Stock Purchase Units will be duly authorized, validly issued, fully paid and nonassessable, assuming the Offered Stock Purchase Units are settled in accordance with the terms of the Stock Purchase Unit Agreement.

     6. With respect to any offering of Warrants (the "Offered Warrants"), when
(i) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iii) the

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Northern Trust Corporation
May 20, 2003
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Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and sale and the terms of the Offered Warrants and related matters, including the adoption of the Warrant Agreement with respect to Warrants to purchase Debt Securities, the Warrant Agreement with respect to Warrants to purchase Common Stock, the Warrant Agreement with respect to Warrants to purchase Preferred Stock and the Warrant Agreement with respect to Warrants to purchase Debt Securities (each, a "Warrant Agreement"), as the case may be, for the Offered Warrants; (iv) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Restated Certificate of Incorporation or By-laws of the Corporation so as not to violate any applicable law or the Restated Certificate of Incorporation or By-laws of the Corporation or result in a default under or breach of any agreement or instrument binding upon the Corporation; and (v) the Warrant Agreement for the Offered Warrants has been duly authorized, executed and delivered and certificates representing the Offered Warrants have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Corporation; (2) if the Offered Warrants are exercisable for Common Stock or Preferred Stock, the Common Stock or Preferred Stock issuable upon exercise of the Offered Warrants will be duly authorized, validly issued, fully paid and nonassessable, assuming the exercise of the Offered Warrants is in accordance with the terms of the Warrant Agreement with respect to Warrants to purchase Common Stock or the Warrant Agreement with respect to Warrants to purchase Preferred Stock, as the case may be, and assuming, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State; and (3) if the Offered Warrants are exercisable for Debt Securities, the Debt Securities issuable upon exercise of the Offered Warrants will be legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, assuming the exercise of the Offered Warrants is in accordance with the terms of the Warrant Agreement with respect to Warrants to purchase Debt Securities and is in accordance with the terms of the Indenture governing such Debt Securities.

     7. With respect to any offering of Guarantees (the "Offered Guarantees"), when (i) an appropriate prospectus supplement with respect to the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Guarantees are to be issued in connection with a firm commitment underwritten offering of Preferred Securities, the underwriting agreement with respect to the Preferred Securities has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and sale and the terms of the Offered Guarantees and related matters, including adoption of the Guarantee Agreement for the Offered Guarantees; (iv) the terms of the Offered Guarantees and of their issuance have been duly established in conformity with the Restated Certificate of Incorporation or By-laws of the Corporation so as not to violate any applicable law

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Northern Trust Corporation
May 20, 2003
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or the Restated Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Corporation; and
(v) the Guarantee Agreement has been duly executed and duly delivered: the Offered Guarantees, when issued in connection with the issuance and sale of the Preferred Securities as contemplated in the Registration Statement, the Prospectus contained therein and any applicable Prospectus Supplements, will be duly authorized and will constitute legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms.

     The opinions set forth above are subject to the following qualifications:

     A. The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of any Offered Securities is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally, whether now or hereafter in effect, (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity), (iii) requirements that a claim with respect to any Offered Debt Security or Offered Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and
(iv) government authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

     B. The foregoing opinions are limited to the laws of the State of Illinois, the State of New York, the General Corporation Law of Delaware, and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

     The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to the laws covered hereby only as they are in effect on that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion is given or may be inferred beyond the matters expressly set forth in this opinion letter.

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Northern Trust Corporation
May 20, 2003
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     We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                                Very truly yours,

                                                SCHIFF HARDIN & WAITE


                                                By: /s/ Robert J. Minkus
                                                    ---------------------------
                                                    Robert J. Minkus